Exhibit 99.1
NxStage Medical Reports First Quarter 2008 Results
Company to Host Webcast Featuring Synchronized Slides at 5pm Today
LAWRENCE, MA, May 12, 2008 — NxStage Medical, Inc. (NASDAQ: NXTM), a leading manufacturer of innovative dialysis products, today announced its financial results for the first quarter ended March 31, 2008.
Revenues for the first quarter of 2008 were $31.0 million, compared to $8.4 million in the first quarter of 2007 and $29.9 million in the fourth quarter of 2007. Revenues in the in-center market, from the Company’s Medisystems in-center business, were $16.1 million in the first quarter of 2008, compared to $15.7 million in the fourth quarter of 2007. Revenues in the home dialysis market were $10.5 million for the first quarter of 2008, compared to $5.4 million in the first quarter of 2007 and $9.3 million in the fourth quarter of 2007. Revenues in the critical care market for the first quarter of 2008 were $4.3 million, compared to $2.9 million in the first quarter of 2007 and $4.9 million in the fourth quarter of 2007.
NxStage reported a net loss of $13.9 million, or ($0.38) per share, based on shares outstanding as of March 31, 2008, for the first quarter of 2008 compared with a net loss of $12.0 million, or ($0.41) per share, for the first quarter of 2007. For the first quarter of 2008 the Company had an Adjusted EBITDA loss of $8.3 million, compared to a loss of $10.7 million in the first quarter of 2007 (see the exhibits for a reconciliation of this non-GAAP measure).
Cash, cash equivalents and short term investments as of March 31, 2008 were $16.2 million. In addition, the Company has availability of $20 million under its revolving debt facility.
At the end of the first quarter 2008, NxStage was working with 355 dialysis centers to provide home hemodialysis therapy to 2,481 end-stage renal disease (ESRD) patients prescribed to receive therapy with the Company’s System One™ portable dialysis machine. This compares to 200 centers and 1,295 patients at the end of the first quarter of 2007 and 334 centers and 2,223 patients at the end of the fourth quarter of 2007.
“The scale and breadth of our three markets combined to drive revenue growth and gross margin improvement in the quarter. We are confident that home daily hemodialysis is a significant market opportunity, in particular, over the long-term because of its clear patient benefits. We remain focused on delivering on our top line growth and economic improvement initiatives,” said Jeffrey H. Burbank, President & CEO of NxStage Medical.
Recent Highlights
•	In May 2008, the Company estimates that more than one million home treatments have been performed with the System One.

•	In May 2008, Medisystems Corporation, the Company’s wholly-owned subsidiary, entered into a new supply and distribution agreement with Kawasumi Laboratories, Inc. regarding Kawasumi’s continued supply of blood tubing sets to Medisystems through January 31, 2010.

•	In March 2008, Tom Shea joined the Company as Senior Vice President of Manufacturing Operations. Mr. Shea is responsible for all of NxStage’s manufacturing operations, including the Company’s five manufacturing facilities.

•	In February 2008, the Company began patient enrollment in an FDA IDE study in support of a nocturnal indication for the System One.

•	In February 2008, Emil Paganini, MD, formerly Section Head of Dialysis and Extracorporeal Therapy with the Cleveland Clinic Foundation, joined the Company as Critical Care Medical Advisor. Dr. Paganini provides physician leadership for corporate clinical, scientific and educational initiatives to accelerate the Company’s efforts to transform renal therapies in the critical care environment.

•	In January 2008, Medisystems Corporation, the Company’s wholly-owned subsidiary, signed a five-year agreement with DaVita Inc. to continue to supply DaVita’s dialysis centers with MasterGuard and ButtonHole safety needle sets. Safety needles are essential products used to access patients’ blood during the vast majority of chronic dialysis therapy treatments. MasterGuard is a leading product in this market in the United States, and became part of NxStage’s product portfolio through the Company’s acquisition of Medisystems in October 2007.
Guidance
For the second quarter 2008, the Company expects revenue to be in the range of $30.5 million to $32.5 million. The Company expects a net loss in the range of $13.5 million to $14.5 million or ($0.37) to ($0.40) per share, based on current shares outstanding. The Company expects an Adjusted EBITDA loss in a range of $7.4 million to $8.2 million for the second quarter of 2008 (see the exhibits for a reconciliation of this non-GAAP measure).
For the full year 2008, NxStage expects revenue to be in the range of $130 million to $135 million. The Company also continues to expect a net loss in the range of $52 million to $56 million or ($1.41) to ($1.52) per share for the full year 2008, based on current shares outstanding. The Company expects an Adjusted EBITDA loss in a range of $28 million to $31 million for the full year of 2008 (see the exhibits for a reconciliation of this non-GAAP measure).
The Company has reduced its projection for the number of its home hemodialysis patients at year end and now expects to end 2008 with 3100 to 3500 patients on the System One™.
This release contains non-GAAP financial measures, a reconciliation of the Company’s non-GAAP financial measures to their most comparable GAAP financial measure is in the exhibits to this press release.
Conference Call and Webcast Featuring Synchronized Slide Presentation
NxStage will host a conference call and a webcast featuring a synchronized slide presentation at 5:00 p.m. Eastern Time on May 12, 2008 to discuss its first quarter 2008 financial results. The webcast slide presentation will be accessible through the Investor Information section of the Company’s website at www.nxstage.com. To listen to the conference call, please dial (888) 295-4740 for domestic callers and (617) 614-3925 for international callers. The passcode is 32616701. A replay of the conference call will be available two hours after the start of the call through June 12, 2008 by dialing 888-286-8010 (domestic) and 617-801-6888 (international), passcode 13355207. An online archive of the webcast will also be available by accessing the Investor Information section of the Company’s website at www.nxstage.com.
About NxStage Medical
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of end-stage renal disease, or ESRD, and acute kidney failure. For more information on NxStage and its products, please visit the Company’s website at http://www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for home and/or daily hemodialysis products, the anticipated market acceptance and demand for NxStage’s products, including those products recently acquired through the Medisystems acquisition, anticipated increases in the availability of, and market and patient awareness regarding, home hemodialysis, anticipated benefits of the Medisystems acquisition, anticipated reductions in cost of goods sold, anticipated margin improvements, anticipated patient and center numbers, anticipated revenues, loss and Adjusted EBITDA, and expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage’s products, growth in home and/or daily hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and daily hemodialysis, changes in the Company’s historical chronic patient drop and retention rates, changes in the regulatory environment, and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.

NxStage Medical, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007

Revenues	$31,005	$8,374
Cost of revenues	26,987	9,917

Gross profit (deficit)	4,018	(1,543)

Operating expenses:
Selling and marketing	6,835	4,732
Research and development	2,126	1,436
Distribution	3,395	2,344
General and administrative	4,815	2,667

Total operating expenses	17,171	11,179

Loss from operations	(13,153)	(12,722)

Other income (expense):
Interest income	213	904
Interest expense	(810)	(175)
Other income (expense), net	(149)	—

	(746)	729

Net loss before income taxes	(13,899)	(11,993)

Provision for income taxes	45	—

Net loss	$(13,944)	$(11,993)

Net loss per share, basic and diluted	$(0.38)	$(0.41)

Weighted-average shares outstanding, basic and diluted	36,774	29,020

NxStage Medical, Inc.
Consolidated Balance Sheets
(amounts in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$16,181	$33,245
Short-term investments	—	1,100
Accounts receivable, net	11,027	7,990
Due from affiliate	435	435
Inventory	40,160	29,965
Prepaid expenses and other current assets	1,606	2,455

Total current assets	69,409	75,190

Property and equipment, net	12,937	12,146
Field equipment, net	31,812	30,885
Deferred cost of revenues	18,709	14,850
Intangible assets, net	33,102	33,801
Goodwill	41,462	41,457
Other assets	2,074	2,057

Total assets	$209,505	$210,386

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,359	$21,887
Accrued expenses	10,618	9,820
Due to affiliates	774	2,774
Current portion of long-term debt	2,131	54

Total current liabilities	38,882	34,535

Deferred revenue	23,789	19,530
Long-term debt	28,099	25,170
Other long-term liabilities	1,511	1,434

Total liabilities	92,281	80,669

Commitments and contingencies
Stockholders’ equity:

Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; zero shares issued and outstanding, as of March 31, 2008 and December 31, 2007	—	—
authorized; 36,793,409 and 36,771,893 shares issued and outstanding, as of March 31, 2008 and December 31, 2007, respectively	37	37
Additional paid-in capital	312,660	311,172
Accumulated deficit	(195,980)	(182,036)
Accumulated other comprehensive income	507	544

Total stockholders’ equity	117,224	129,717

Total liabilities and stockholders’ equity	$209,505	$210,386

NxStage Medical, Inc.
Cash Flows from Operating Activities
(Amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(13,944)	$(11,993)
Adjustments to reconcile net loss to net
Cash used in operating activities:
Depreciation and amortization	4,210	1,435
Stock-based compensation	1,486	760
Other	16	—
Changes in operating assets and liabilities:
Accounts receivable	(3,073)	(2,772)
Inventory	(17,425)	(9,377)
Prepaid expenses and other current assets	865	293
Accounts payable	2,978	3,063
Accrued expenses	(1,493)	742
Deferred revenue	4,259	7,240

Net cash used in operating activities	$(22,121)	$(10,609)

NxStage Medical Inc.
Revenue by Segment
(Amounts in thousands)

	Three Months Ended
	March 31,
	2008	2007

System One segment
Home	$10,546	$5,435
Critical Care	4,321	2,939

Total System One segment	14,867	8,374
In-Center segment	16,138	—

Total	$31,005	$8,374

NxStage Medical, Inc.
Home Market Metrics

	March 31,	December 31,	March 31,
	2008	2007	2007

Home patients prescribed to receive therapy	2481	2223	1295

Home dialysis centers with System One	355	334	200

Non-GAAP Financial Measures
The Company discloses certain non-GAAP financial measures to supplement the Company’s consolidated financial statements presented on a GAAP basis. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Management believes presenting Adjusted EBITDA (EBITDA adjusted for stock based-compensation and deferred revenue recognized) allows investors greater transparency to one measure used by management to understand cash use at the Company. The non-GAAP financial measures are reconciled to the most comparable GAAP financial measure below.
NxStage Medical Inc.
Non-GAAP Financial Measures

	Three Months Ended
(Amounts in millions)	March 31,
	2008	2007

Loss from operations	$13.2	$12.7
Depreciation and amortization	(4.2)	(1.4)
Stock-based compensation	(1.5)	(0.8)
Deferred revenue recognized	0.8	0.2

Adjusted EBITDA loss	$8.3	$10.7

Projections of Adjusted EBITDA loss for the three months ended June 30, 2008 and year ended December 31, 2008 are as follows:
NxStage Medical Inc.
Non-GAAP Financial Guidance
(Amounts in millions)

	Three Months Ended
	June 30, 2008
	Low	High
	Estimate	Estimate

Loss from operations	$12.7	$13.7
Depreciation and amortization	(4.3)	(4.4)
Stock-based compensation	(1.8)	(2.0)
Deferred revenue recognized	0.8	0.9

Adjusted EBITDA loss	$7.4	$8.2

	Year Ended
	December 31, 2008
	Low	High
	Estimate	Estimate

Loss from operations	$48	$52
Depreciation and amortization	(17)	(17)
Stock-based compensation	(7)	(8)
Deferred revenue recognized	4	4

Adjusted EBITDA loss	$28	$31

Investor Relations Contact
Stephanie Marks for NxStage
1-888-698-6472
ir@nxstage.com